Exhibit 99.B(m)(2)

Amendment

dated February 17, 2006

to the

Distribution Plan

between Rydex Variable Trust

and Rydex Distributors, Inc.,

dated February 14, 2003

Amendment to

EXHIBIT A

to the

DISTRIBUTION PLAN

dated February 14, 2003

between

RYDEX VARIABLE TRUST

and

RYDEX DISTRIBUTORS, INC.

The following amendment is made to Exhibit A of the Distribution Plan between Rydex Variable Trust (the “Trust”) and Rydex Distributors, Inc., as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Exhibit A of the Agreement is amended, effective February 17, 2006, to read as follows:

EXHIBIT A

Dated April 11, 2003, as amended February 17, 2006

Rydex Variable Trust

Distribution Fees

Funds

CLS AdvisorOne Amerigo VT Fund

CLS AdvisorOne Clermont VT Fund

CLS AdvisorOne Berolina Fund

Distribution Fees

Distribution Services…twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.